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                                                                     Exhibit 5.1


                       [Dorsey & Whitney LLP Letterhead]






Great Plains Software, Inc.
1701 S.W. 38th Street
Fargo, North Dakota  58103

                  Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

                  We have acted as counsel to Great Plains Software, Inc., a Minnesota corporation (the "Company"), in connection with a Registration Statement on Form S-4 (the "Registration Statement") relating to the issuance by the Company of up to 2,000,000 shares (the "Shares") of common stock of the Company, par value $.01 per share (the "Common Stock").

                  We have examined such documents, including resolutions of the Board of Directors adopted on December 10, 1999 (the "Resolutions"), and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials. We have also assumed that the Common Stock will be issued and sold as described in the Registration Statement.

                  Based on the foregoing, we are of the opinion that when a particular issuance of Shares has been authorized by the board of directors of the Company or has been authorized by officers of the Company pursuant to authority granted by the board, such Shares will have been duly authorized by all requisite corporate action and, upon issuance and delivery thereof pursuant to the terms of the related business combination transaction, will be validly issued, fully paid and nonassessable.

                  In rendering the opinions set forth above, we have assumed that, at the time of issuance of any Shares, the Resolutions referred to above will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, delivery, validity or enforceability of the Shares, and the Registration Statement will have been declared effective by the Securities and Exchange Commission and will continue to be effective.

                  Our opinions expressed above are limited to the laws of the State of Minnesota.

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Great Plains Software, Inc.
Page 2


                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement.

Dated:    December 15, 1999

                                                Very truly yours,

                                                /s/ Dorsey & Whitney LLP




TSH